Enerflex Ltd.

Conflict Minerals Report

Company and Product Overview

This report has been prepared by the management of Enerflex Ltd. (herein referred to as the “Company,” “Enerflex,” “we,” “us,” or “our”). The information includes the activities of all subsidiaries that are required to be consolidated.

Enerflex is a leading provider of modular natural gas, power technology and treated water solutions, delivering value through disciplined execution and a deliberate approach to where we compete. Our customer focused delivery model supports operational excellence, innovation, and scalability across our global footprint with a focus on creating long-term shareholder value.

Headquartered in Calgary, Alberta, Canada, with approximately 4,400 engineers, manufacturers, technicians, professionals, and innovators, Enerflex is bound together by a shared vision: Transforming Energy for a Sustainable Future. The Company remains committed to the future of natural gas and the critical role it plays, while focused on sustainability offerings to support the world’s energy needs. Enerflex has operations in 17 countries across North America, Latin America, and the Eastern Hemisphere, including in its core operating countries, the United States (the USA), Canada, Oman, Bahrain, Argentina, Brazil, and Mexico. With over 700,000 sq. ft. of manufacturing capability in three fabrication facilities across North America, Enerflex delivers high-quality, long-life solutions globally.

Enerflex has three product lines: Energy Infrastructure ("EI"), After-Market Services ("AMS"), and Engineered Systems ("ES"). Through our EI product line, Enerflex owns, operates, and manages critical natural gas and produced water infrastructure under contract for its client partners’ operations, which is a source of recurring revenue. The AMS product line involves installation, commissioning, operations and maintenance, retrofits, and parts sales, along with global support for the ES and EI product lines. The ES product line involves the sale of customized modular natural gas-handling, power generation, and produced water solutions, enabling removal of natural gas liquids ("NGLs"), oil processing technology, electric power solutions, and treated water applications.

Introduction

For the 2025 calendar year, Enerflex determined that tin, tungsten, tantalum, and/or gold (3TGs) were necessary to the functionality or production of certain products that were manufactured or contracted to be manufactured. Therefore, Enerflex conducted a reasonable country of origin inquiry in good faith to determine whether any of the 3TGs in its products originated from Conflict-Affected and High-Risk Areas (CAHRAs), such as the Democratic Republic of the Congo (DRC) or an adjoining country. The DRC and adjoining countries are hereinafter collectively referred to as the “Covered Countries.”

Based on the country of origin data received from its suppliers, Enerflex has reason to believe that its products could contain 3TGs that may have originated in the Covered Countries. Therefore, in accordance with Section 1502 of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Rule 13p-1 of the Securities and Exchange Commission (from here on referred to “Section 1502 of the Dodd-Frank Act” and “the Rule” respectively), due diligence was performed on the source and chain of custody of the 3TGs in question to determine whether its products are “conflict free or responsibly sourced.” The Company designed its due diligence measures to conform, in all material respects, with the internationally recognized due diligence framework of the Organization for Economic Co-Operation and Development (OECD) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas and the related supplements for gold, tin, tantalum, and tungsten (the “OECD Guidance”).

Enerflex is committed to complying with the requirements of the Rule and upholding responsible sourcing practices. As such, the Company has put into place a robust due diligence program to ensure its contributions to upholding human rights and responsible practices across the supply chain. The Company has actively engaged with its customers and suppliers for several years with respect to the use of conflict minerals. Enerflex adopted a conflict minerals policy articulating the conflict minerals supply chain due diligence process and the Company’s commitments to reporting obligations regarding conflict minerals.

Reasonable Country of Origin Inquiry

To determine whether necessary 3TGs in products originated in Covered Countries, Enerflex retained Assent Inc. (“Assent”), a third-party service provider, to assist us in reviewing the supply chain and identifying risks.

The Company provided a list composed of Tier 1 suppliers associated with the in-scope products to Assent for upload to the Assent Compliance Manager, a software-as-a-service (SaaS) platform that enables users to complete and track supplier communications, and allows suppliers to upload completed Conflict Minerals Reporting Templates (CMRTs) directly to the platform for validation, assessment and management. The Assent Compliance Manager also provides functionality that meets the OECD Guidance process expectations by evaluating the quality of each supplier response and assigning a health score based on the supplier’s declaration of process engagement. Additionally, the metrics provided in this report, as well as the step-by-step process for supplier engagement and upstream due diligence investigations, are managed through this platform.

To trace materials, and demonstrate transparency procured by the supply chain, Enerflex utilized the CMRT Version 6.5 or higher to conduct a survey of all in-scope suppliers. Via the Assent Compliance Manager and the Assent team, the Company requested that all in-scope suppliers complete a CMRT. Training and education to guide suppliers on best practices and the use of this template was included. Assent monitored and tracked all communications in the Assent Compliance Manager for future reporting and transparency.

The Company’s program includes automated data validation on all submitted CMRTs. The goal of data validation is to increase the accuracy of submissions and identify any contradictory answers in the CMRT. This data validation is based on questions within the declaration tab of the CMRT, which helps identify areas that require further classification or risk assessment, as well as understand the due diligence efforts of Tier 1 suppliers. The results of this data validation contribute to the program’s health assessment and are shared with the suppliers to ensure they understand areas that require clarification or improvement.

All submitted declaration forms are accepted so that data is retained, but they are classified as valid or invalid based on set criteria of validation errors. Suppliers are contacted regarding invalid forms and are encouraged to correct validated errors to resubmit a valid form. Suppliers are provided with guidance on how to correct these validation errors in the form of feedback to their CMRT submission, training courses, and direct engagement help through Assent’s multilingual Supplier Experience team. Since some suppliers may remain unresponsive to feedback, Enerflex tracks program gaps to account for future improvement opportunities.

As of April 8, 2026, there were 676 suppliers in scope of the conflict minerals program and 188 provided a completed CMRT or other response. Enerflex’s total response rate for this reporting year was 28%. These metrics are summarized in the table below in order to assess progress over time:

Year	Suppliers in Scope	% Responded
RY 2025	676	28
RY 2024	658	22
RY 2023	830	25

Through reasonable due diligence practices, Enerflex was able to take advantage of a broader set of country of origin data to complement efforts in establishing transparency in the supply chain. Based on the findings, Enerflex was able to identify all the possible countries 3TG used in its products may have originated from.

Due Diligence

Design of Due Diligence

Enerflex designed its due diligence measures to conform, in all material respects, with the framework in the OECD Guidance and the related supplements. The program aligns with the five steps for due diligence that are described by the OECD Guidance, and the Company continues to evaluate market expectations for data collection and reporting to achieve continuous improvement opportunities.

Due diligence requires the Company’s necessary reliance on data provided by direct suppliers and third-party audit programs. There is a risk of incomplete or inaccurate data as the process cannot be fully owned by the Company. However, through active risk identification, and risk assessment, as well as continued outreach and process validation, risk gaps can be mitigated. This aligns with industry standards and market expectations for downstream companies’ due diligence.

Due Diligence Performed

1.
Establish Strong Company Management Systems

Internal Compliance Team

Enerflex established a cross-functional Conflict Minerals Compliance Team, responsible for implementing the conflict minerals compliance strategy and briefing senior management about the results of these due diligence efforts.

The Company also uses a third-party service provider, Assent, to assist with evaluating supply chain information regarding 3TGs, identifying potential risks, and in the development and implementation of additional due diligence steps that the Company will undertake with suppliers and/or respective stakeholders in regard to conflict minerals.

The Company leverages Assent’s Managed Services in order to work with dedicated program specialists who support Enerflex’s conflict minerals program. The Company communicates regularly with the Assent team in order to receive updates on program status. Each member of Assent’s Customer Success team is trained in conflict minerals compliance and understands the intricacies of reporting templates such as CMRT and CMRs, as well as Section 1502 of the Dodd-Frank Act.

Control Systems

The Company expects direct suppliers to provide information on the origin of the 3TGs contained in relevant components and materials supplied, including sources of 3TGs that are supplied to them from lower-tier suppliers, via the CMRT on an annual basis.

Supplier Engagement

Enerflex has strong relationships with many of its Tier 1 direct suppliers. Enerflex has leveraged processes and educational opportunities provided by Assent in order to ensure non-English speaking suppliers have access to a free platform to upload their CMRTs, help desk support, and other multilingual resources. Enerflex’s suppliers are able to work with Assent’s team of supplier support specialists to ensure they receive appropriate support and understand how to properly fill a CMRT. Suppliers are provided guidance in their native language, if needed.

Assent engages with suppliers on behalf of the Company to request a valid (free of validated errors) CMRT for the products that they supply to the Company. In recognition that the information requested can take time to collect and aggregate, suppliers were given a final deadline of April 8, 2026 to provide information about the metal processors present in their supply chains for the 2025 reporting year.

The Company continues to place a strong emphasis on supplier education and training. To accomplish this, all in-scope suppliers have been provided with access to Assent’s library of conflict minerals training and support resources. Also, Assent’s automated feedback process that notifies suppliers of risks associated with their CMRT submission serves to educate suppliers of certain conflict minerals related risks.

Grievance Mechanisms

The Company has established multiple grievance mechanisms whereby employees and suppliers can report violations of Enerflex’s policies, including conflict minerals. Suppliers and others outside of Enerflex may contact the Conflict Minerals Team, including to report grievances, via a dedicated email address. In addition, employees may anonymously report suspected violations using Enerflex’s whistleblower hotline, and any violations of applicable law or Company policies reported through the hotline are notified to the Board of Directors.

Maintain Records

A document retention policy to retain conflict minerals related documents, including supplier responses to CMRTs and the sources identified within each reporting period, has been implemented through Assent.

2.
Identifying & Assessing Risk in the Supply Chain

Supplier Risk Evaluation

Risks associated with Tier 1 suppliers’ due diligence processes were assessed by their declaration responses on a CMRT, which the Assent Compliance Manager identifies automatically based on established criteria. These risks are addressed by Assent staff, who engage with suppliers to gather pertinent data and ask for corrective actions if needed, performing an overall assessment of the supplier’s conformity status, which is referred to as “conflict minerals status.”

Risks at the supplier level include non-responsive suppliers or incomplete CMRTs. In addition, where a company-level CMRT is submitted, Enerflex is unable to determine if all of the specified smelters/refiners were used for 3TGs in the products supplied to the Company.

Assent’s supplier risk assessment (flagging suppliers’ risk as high, medium, low) identifies problematic suppliers in a company’s supply chain. The risk assessment is derived from the smelter validation process, which establishes risk at the smelter level via an analysis that takes into account multiple conflict minerals factors.

Smelter/Refiners Risk Evaluation

Other supply chain risks were identified by assessing the due diligence practices and audit status of smelters/refiners identified in the supply chain by upstream suppliers that listed mineral processing facilities on their CMRT declarations. Assent’s Smelter validation program compared listed facilities into the list of smelters/refiners consolidated by the RMI to ensure that the facilities met the recognized definition of a 3TGs processing facility that was operational during the 2025 calendar year.

Assent determined if the smelter had been audited against a standard in conformance with the OECD Guidance, such as the Responsible Minerals Assurance Process (RMAP). Enerflex does not have a direct relationship with smelters/refiners, and does not perform direct audits of these entities within their pre-supply chain. Smelters that are conformant to RMAP audit standards are considered to have their sourcing validated as “conflict free or responsibly sourced.” In cases where the smelter/refiner’s due diligence practices have not been audited against the RMAP standard or they are considered non-conformant by RMAP, suppliers reporting these facilities are notified. Smelters/refiners are actively monitored to proactively identify other risks pertaining to conflict minerals.

Each facility that meets the definition of a smelter or refiner of a 3TG mineral is assessed according to red-flag indicators defined in the OECD Guidance. Assent uses numerous factors to determine the level of risk that each smelter poses to the supply chain by identifying red flags. These factors include:

▸ Geographic proximity to Conflict-Affected and High-Risk Areas.

▸ Known mineral source country of origin.

▸ RMAP audit status.

▸ Credible evidence of unethical or conflict sourcing.

▸ Peer assessments conducted by credible third-party sources.

▸ Sanctions risks

Risk mitigation activities are initiated whenever a supplier’s CMRT reports facilities of concern. Through Assent, suppliers with submissions that included any smelters of concern are guided to the educational materials on mitigating the risks identified through the data collection process.

Suppliers are also evaluated on program strength, which assists in making key risk mitigation decisions as the program progresses. The criteria used to evaluate the strength of the program is based on certain questions in the CMRT related to the suppliers’ conflict minerals practices and policies.

3.
Design & Implement A Strategy to Respond to Risks

The results of the program and supplier risk evaluation are shared with the Conflict Minerals Team, and with Enerflex’s Board of Directors and other senior management, through this report. Assent provides feedback on supplier submissions directly to suppliers and educational resources to assist suppliers in corrective action methods or to improve their internal programs.

4.
Carry Out Independent Third-Party Audit of Supply Chain Due Diligence at Identified Points in the Supply Chain

Enerflex does not have a direct relationship with any 3TG smelters/refiners and does not perform or direct audits of these entities within the supply chain. Instead, the Company relies on third-party audits of smelters/refiners (industry recognized audit/assessment programs). As an example, RMAP uses independent private-sector auditors, and audits the source, including the mines of origin, and the chain of custody of the conflict minerals used by smelters/refiners that agree to participate in the program.

Assent directly engages smelters/refiners that are not currently enrolled in an industry recognized audit/assessment program to encourage their participation.

The Company has determined that an independent private sector audit of our due diligence program is not required under the Rule for 2025.

5.
Report Annually on Supply Chain Due Diligence

Enerflex publishes this Conflict Minerals Report annually on the Investor Relations section of its website at Regulatory Filings and Other Documents - Enerflex Ltd. Enerflex also annually publishes and files a Form SD, including this report, with the U.S. Securities and Exchange Commission (SEC).

Due Diligence Results

Supply Chain Outreach Results

Supply chain outreach is required to identify the upstream sources of origin of tin, tantalum, tungsten, and gold. Following the industry standard process, CMRTs are sent to and requested from Tier 1 suppliers, who are expected to follow this process until the smelter and refiner sources are identified.

Upstream Data Transparency

Appendix A includes all smelters/refiners that suppliers listed in completed CMRTs that met the recognized definition of a 3TGs processing facility and were operational during the 2025 calendar year. As is a common practice when requests are sent upstream in the supply chain, those who purchase materials from smelters may not be able to discern exactly which product lines the materials may end up in. As a result, those providing the smelters/refiners have the practice to list all smelters/refiners they may purchase from within the reporting period. Therefore, the smelters/refiners (as sources) listed in Appendix A are likely to be more comprehensive than the list of smelters/refiners which actually processed the 3TGs contained in the Company’s products.

Although the potential for over-reporting is understood, Enerflex has taken measures to validate all smelter/refiner data against validated audit programs and databases intended to verify the material types and mine sources of origin. From the gathered responses, 36 smelters that potentially posed a risk due to the presence of some red flag indicators were identified. These are identified as “high risk” in Appendix A. Suppliers that identified these specific smelters of concern on their CMRT were contacted as described in the previous sections.

Country of Origin

Appendix B includes an aggregated list of countries of origin from which the reported facilities collectively source 3TGs, based on reasonable identification of country of origin data obtained via Assent’s supply chain database. As mentioned in the above section, it is understood that overreporting might occur which could result in Appendix B having more countries than those strictly relevant to the Company’s products.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the duly authorized undersigned.

ENERFLEX LTD.

By: /s/ Preet S. Dhindsa

Preet S. Dhindsa
Senior Vice President and Chief Financial Officer

Appendix A: Smelter List

Metal	Smelter Name	Smelter Facility Location	Smelter ID	Risk Status
Tantalum	5D Production OU	Estonia	CID003926	Low Risk
Gold	8853 S.p.A.	Italy	CID002763	Medium Risk
Tungsten	A.L.M.T. Corp.	Japan	CID000004	Medium Risk
Gold	ABC Refinery Pty Ltd.	Australia	CID002920	Low Risk
Gold	Abington Reldan Metals, LLC	United States Of America	CID002708	Low Risk
Gold	Advanced Chemical Company	United States Of America	CID000015	Low Risk
Gold	African Gold Refinery	Uganda	CID003185	High Risk
Gold	Agosi AG	Germany	CID000035	Low Risk
Gold	Aida Chemical Industries Co., Ltd.	Japan	CID000019	Low Risk
Gold	Al Etihad Gold Refinery DMCC	United Arab Emirates	CID002560	Medium Risk
Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	Brazil	CID003427	Medium Risk
Gold	Albino Mountinho Lda.	Portugal	CID002760	Low Risk
Gold	Alexy Metals	United States Of America	CID003500	Medium Risk
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	Uzbekistan	CID000041	Medium Risk
Tin	Alpha Assembly Solutions Inc	United States Of America	CID000292	Low Risk
Tantalum	AMG Brasil	Brazil	CID001076	Low Risk
Tin	An Vinh Joint Stock Mineral Processing Company	Viet Nam	CID002703	Medium Risk
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	Brazil	CID000058	Low Risk
Gold	Argor-Heraeus S.A.	Switzerland	CID000077	Low Risk
Gold	Asahi Pretec Corp.	Japan	CID000082	Low Risk
Gold	Asahi Refining Canada Ltd.	Canada	CID000924	Low Risk
Gold	Asahi Refining USA Inc.	United States Of America	CID000920	Low Risk
Gold	Asaka Riken Co., Ltd.	Japan	CID000090	Low Risk
Tungsten	Asia Tungsten Products Vietnam Ltd.	Viet Nam	CID002502	Medium Risk
Gold	Atlantic Copper	Spain	CID003350	Low Risk
Gold	Attero Recycling Pvt Ltd	India	CID004697	Medium Risk
Gold	AU Traders and Refiners	South Africa	CID002850	High Risk
Gold	Augmont Enterprises Private Limited	India	CID003461	Medium Risk
Gold	Aurubis AG	Germany	CID000113	Low Risk
Gold	Aurubis AG, Hamburg	Germany	CID005476	Low Risk
Tin	Aurubis Beerse	Belgium	CID002773	Low Risk
Tin	Aurubis Berango	Spain	CID002774	Low Risk
Gold	Bangalore Refinery	India	CID002863	Low Risk
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Philippines	CID000128	Low Risk

Gold	Boliden Ronnskar	Sweden	CID000157	Low Risk
Gold	C. Hafner GmbH + Co. KG	Germany	CID000176	Low Risk
Gold	Caridad	Mexico	CID000180	Low Risk
Gold	CCR Refinery - Glencore Canada Corporation	Canada	CID000185	Low Risk
Gold	Cendres + Metaux S.A.	Switzerland	CID000189	Medium Risk
Gold	CGR Metalloys Pvt Ltd.	India	CID003382	Medium Risk
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	China	CID000228	Medium Risk
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	China	CID003190	Low Risk
Gold	Chimet S.p.A.	Italy	CID000233	Low Risk
Tungsten	China Molybdenum Tungsten Co., Ltd.	China	CID002641	Low Risk
Tin	China Tin Group Co., Ltd.	China	CID001070	Medium Risk
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	China	CID000258	Medium Risk
Gold	Chugai Mining	Japan	CID000264	Low Risk
Gold	Coimpa Industrial LTDA	Brazil	CID004010	Low Risk
Tin	Conecsus LLC	United States Of America	CID003504	Low Risk
Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	Brazil	CID003486	Low Risk
Tin	CRM Synergies	Spain	CID003524	Low Risk
Tungsten	Cronimet Brasil Ltda	Brazil	CID003468	Low Risk
Tin	CV Ayi Jaya	Indonesia	CID002570	Medium Risk
Tantalum	D Block Metals, LLC	United States Of America	CID002504	Low Risk
Gold	Daye Non-Ferrous Metals Mining Ltd.	China	CID000343	Medium Risk
Gold	Degussa Sonne / Mond Goldhandel GmbH	Germany	CID002867	Low Risk
Gold	Dijllah Gold Refinery FZC	United Arab Emirates	CID003348	Medium Risk
Tin	Dongguan Best Alloys Co., Ltd.	China	CID000377	Low Risk
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	China	CID003356	Medium Risk
Gold	Dongwu Gold Group	China	CID003663	Medium Risk
Tin	Dowa	Japan	CID000402	Low Risk
Gold	Dowa	Japan	CID000401	Medium Risk
Gold	DSC (Do Sung Corporation)	Korea, Republic Of	CID000359	Low Risk
Gold	Eco-System Recycling Co., Ltd. East Plant	Japan	CID000425	Low Risk
Gold	Eco-System Recycling Co., Ltd. North Plant	Japan	CID003424	Low Risk
Gold	Eco-System Recycling Co., Ltd. West Plant	Japan	CID003425	Low Risk
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	Viet Nam	CID002572	Medium Risk
Gold	Elite Industech Co., Ltd.	Taiwan, Province Of China	CID004755	Low Risk
Tin	EM Vinto	Bolivia (Plurinational State Of)	CID000438	Low Risk
Gold	Emerald Jewel Industry India Limited (Unit 1)	India	CID003487	Medium Risk
Gold	Emerald Jewel Industry India Limited (Unit 2)	India	CID003488	Medium Risk

Gold	Emerald Jewel Industry India Limited (Unit 3)	India	CID003489	Medium Risk
Gold	Emerald Jewel Industry India Limited (Unit 4)	India	CID003490	Medium Risk
Gold	Emirates Gold DMCC	United Arab Emirates	CID002561	High Risk
Tin	Estanho de Rondonia S.A.	Brazil	CID000448	Low Risk
Tantalum	F&X Electro-Materials Ltd.	China	CID000460	Medium Risk
Tin	Fabrica Auricchio Industria e Comercio Ltda.	Brazil	CID003582	Low Risk
Tin	Fenix Metals	Poland	CID000468	Low Risk
Gold	Fidelity Printers and Refiners Ltd.	Zimbabwe	CID002515	High Risk
Tantalum	FIR Metals & Resource Ltd.	China	CID002505	Low Risk
Gold	Fujairah Gold FZC	United Arab Emirates	CID002584	Medium Risk
Tungsten	Fujian Xinlu Tungsten Co., Ltd.	China	CID003609	Medium Risk
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	China	CID002315	High Risk
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	China	CID002494	Medium Risk
Gold	Gasabo Gold Refinery Ltd	Rwanda	CID005006	High Risk
Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.	China	CID003410	Medium Risk
Tin	Gejiu Kai Meng Industry and Trade LLC	China	CID000942	High Risk
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	China	CID000538	Medium Risk
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	China	CID001908	Medium Risk
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	China	CID000555	High Risk
Tungsten	Geo Enterprise	Georgia	CID005373	Low Risk
Gold	GG Refinery Ltd.	Tanzania, United Republic Of	CID004506	Low Risk
Gold	GGC Gujrat Gold Centre Pvt. Ltd.	India	CID002852	High Risk
Tantalum	Global Advanced Metals Aizu	Japan	CID002558	Medium Risk
Tantalum	Global Advanced Metals Boyertown	United States Of America	CID002557	Low Risk
Tin	Global Advanced Metals Greenbushes Pty Ltd.	Australia	CID004754	Low Risk
Tungsten	Global Tungsten & Powders LLC	United States Of America	CID000568	Low Risk
Gold	Gold by Gold Colombia	Colombia	CID003641	Low Risk
Gold	Gold Coast Refinery	Ghana	CID003186	Medium Risk
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	China	CID002243	Medium Risk
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	China	CID001909	Medium Risk
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	China	CID003116	Medium Risk
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	China	CID000291	Medium Risk
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	China	CID000218	Low Risk
Tungsten	H.C. Starck Tungsten GmbH	Germany	CID002541	Low Risk
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	China	CID000671	Medium Risk
Gold	Heimerle + Meule GmbH	Germany	CID000694	Low Risk
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	China	CID002492	Low Risk

Gold	Heraeus Germany GmbH Co. KG	Germany	CID000711	Low Risk
Gold	Heraeus Metals Hong Kong Ltd.	China	CID000707	Low Risk
Tungsten	Hubei Green Tungsten Co., Ltd.	China	CID003417	Low Risk
Gold	Hunan Chenzhou Mining Co., Ltd.	China	CID000767	Medium Risk
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	China	CID000773	Medium Risk
Tungsten	Hunan Jintai New Material Co., Ltd.	China	CID000769	High Risk
Tungsten	Hunan Shizhuyuan Nonferrous Metals Co., Ltd. Chenzhou Tungsten Products Branch	China	CID002513	High Risk
Gold	HwaSeong CJ CO., LTD.	Korea, Republic Of	CID000778	Medium Risk
Tungsten	Hydrometallurg, JSC	Russian Federation	CID002649	High Risk
Gold	Impala Platinum - Platinum Metals Refinery (PMR)	South Africa	CID004714	Low Risk
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	China	CID000801	Low Risk
Gold	International Precious Metal Refiners	United Arab Emirates	CID002562	Medium Risk
Gold	Ishifuku Metal Industry Co., Ltd.	Japan	CID000807	Low Risk
Gold	Istanbul Gold Refinery	Turkey	CID000814	Low Risk
Gold	Italpreziosi	Italy	CID002765	Low Risk
Gold	JALAN & Company	India	CID002893	Medium Risk
Gold	Japan Mint	Japan	CID000823	Low Risk
Tungsten	Japan New Metals Co., Ltd.	Japan	CID000825	Medium Risk
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	China	CID002551	Medium Risk
Gold	Jiangxi Copper Co., Ltd.	China	CID000855	Low Risk
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	China	CID002512	Low Risk
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	China	CID002321	Medium Risk
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	China	CID002313	Medium Risk
Tin	Jiangxi New Nanshan Technology Ltd.	China	CID001231	Medium Risk
Tantalum	Jiangxi Sanshi Nonferrous Metals Co., Ltd	China	CID004813	Medium Risk
Tantalum	Jiangxi Tuohong New Raw Material	China	CID002842	Low Risk
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	China	CID002317	Medium Risk
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	China	CID002316	Low Risk
Tungsten	Jing Yuan Tungsten Technology Co., Ltd.	Taiwan, Province Of China	CID005012	Low Risk
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	China	CID000914	Medium Risk
Tantalum	Jiujiang Tanbre Co., Ltd.	China	CID000917	Medium Risk
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	China	CID002506	Medium Risk
Tungsten	JSC "Kirovgrad Hard Alloys Plant"	Russian Federation	CID003408	High Risk
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	Russian Federation	CID000927	High Risk
Gold	JSC Novosibirsk Refinery	Russian Federation	CID000493	High Risk

Gold	JSC Uralelectromed	Russian Federation	CID000929	High Risk
Gold	JX Nippon Mining & Metals Co., Ltd.	Japan	CID000937	Low Risk
Gold	K.A. Rasmussen	Norway	CID003497	Medium Risk
Gold	Kazakhmys Smelting LLC	Kazakhstan	CID000956	Low Risk
Gold	Kazzinc	Kazakhstan	CID000957	Low Risk
Tantalum	KEMET de Mexico	Mexico	CID002539	Low Risk
Tungsten	KENEE MINING VIETNAM COMPANY LIMITED	Viet Nam	CID004619	Low Risk
Tungsten	Kennametal Fallon	United States Of America	CID000966	Low Risk
Tungsten	Kennametal Huntsville	United States Of America	CID000105	Low Risk
Gold	Kennecott Utah Copper LLC	United States Of America	CID000969	Low Risk
Gold	KGHM Polska Miedz S.A. Oddzial Huta Miedzi, Glogow	Poland	CID005401	Low Risk
Gold	KGHM Polska Miedz Spolka Akcyjna	Poland	CID002511	Low Risk
Gold	Kojima Chemicals Co., Ltd.	Japan	CID000981	Low Risk
Gold	Korea Zinc Co., Ltd.	Korea, Republic Of	CID002605	Low Risk
Gold	Kundan Care Products Ltd.	India	CID003463	High Risk
Gold	Kyrgyzaltyn JSC	Kyrgyzstan	CID001029	Medium Risk
Gold	Kyshtym Copper-Electrolytic Plant ZAO	Russian Federation	CID002865	High Risk
Tungsten	Lianyou Metals Co., Ltd.	Taiwan, Province Of China	CID003407	Low Risk
Tungsten	Lianyou Resources Co., Ltd.	Taiwan, Province Of China	CID004397	Low Risk
Gold	Lingbao Gold Co., Ltd.	China	CID001056	High Risk
Tin	Longnan Chuangyue Environmental Protection Technology Development Co., Ltd	China	CID004796	Medium Risk
Gold	L'Orfebre S.A.	Andorra	CID002762	Medium Risk
Gold	LS MnM Inc.	Korea, Republic Of	CID001078	Low Risk
Gold	LT Metal Ltd.	Korea, Republic Of	CID000689	Low Risk
Tin	Luna Smelter, Ltd.	Rwanda	CID003387	Medium Risk
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	China	CID001093	Medium Risk
Tin	Ma'anshan Weitai Tin Co., Ltd.	China	CID003379	Medium Risk
Tin	Magnu's Minerais Metais e Ligas Ltda.	Brazil	CID002468	Low Risk
Tin	Malaysia Smelting Corporation Berhad (Port Klang)	Malaysia	CID004434	Low Risk
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	China	CID002319	Medium Risk
Gold	Marsam Metals	Brazil	CID002606	Medium Risk
Tungsten	Masan High-Tech Materials	Viet Nam	CID002543	Medium Risk
Gold	Materion	United States Of America	CID001113	Low Risk
Tantalum	Materion Newton Inc.	United States Of America	CID002548	Low Risk
Gold	Matsuda Sangyo Co., Ltd.	Japan	CID001119	Low Risk
Gold	MD Overseas	India	CID003548	Medium Risk
Tin	Melt Metais e Ligas S.A.	Brazil	CID002500	Medium Risk
Gold	Metal Concentrators SA (Pty) Ltd.	South Africa	CID003575	Low Risk

Tin	Metallic Resources, Inc.	United States Of America	CID001142	Low Risk
Gold	Metallix Refining Inc.	United States Of America	CID003557	Low Risk
Tantalum	Metallurgical Products India Pvt., Ltd.	India	CID001163	Low Risk
Gold	Metalor Technologies (Hong Kong) Ltd.	China	CID001149	Medium Risk
Gold	Metalor Technologies (Singapore) Pte., Ltd.	Singapore	CID001152	Low Risk
Gold	Metalor Technologies (Suzhou) Ltd.	China	CID001147	Low Risk
Gold	Metalor Technologies S.A.	Switzerland	CID001153	Low Risk
Gold	Metalor USA Refining Corporation	United States Of America	CID001157	Low Risk
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	Mexico	CID001161	Low Risk
Gold	Minera Titán del Perú SRL (MTP) - Belen Plant	Peru	CID005014	Low Risk
Tin	Mineracao Taboca S.A.	Brazil	CID001173	Low Risk
Tantalum	Mineracao Taboca S.A.	Brazil	CID001175	Low Risk
Tin	Mining Minerals Resources SARL	Congo, Democratic Republic Of The	CID004065	Medium Risk
Tin	Minsur	Peru	CID001182	Low Risk
Tin	Mitsubishi Materials Corporation	Japan	CID001191	Low Risk
Gold	Mitsubishi Materials Corporation	Japan	CID001188	Medium Risk
Tantalum	Mitsui Mining and Smelting Co., Ltd.	Japan	CID001192	Medium Risk
Gold	Mitsui Mining and Smelting Co., Ltd.	Japan	CID001193	Low Risk
Gold	MKS PAMP SA	Switzerland	CID001352	Low Risk
Gold	MMTC-PAMP India Pvt., Ltd.	India	CID002509	Medium Risk
Gold	Modeltech Sdn Bhd	Malaysia	CID002857	Medium Risk
Tin	Modeltech Sdn Bhd	Malaysia	CID002858	Medium Risk
Tungsten	Moliren Ltd.	Russian Federation	CID002845	High Risk
Gold	Morris and Watson	New Zealand	CID002282	Low Risk
Gold	Moscow Special Alloys Processing Plant	Russian Federation	CID001204	High Risk
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	Turkey	CID001220	Low Risk
Tungsten	Nam Viet Cromit Joint Stock Company	Viet Nam	CID004034	Medium Risk
Gold	Naoshima Smelter & Refinery	Japan	CID005396	Medium Risk
Gold	Navoi Mining and Metallurgical Combinat	Uzbekistan	CID001236	Low Risk
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	Viet Nam	CID002573	High Risk
Gold	NH Recytech Company	Korea, Republic Of	CID003189	Low Risk
Tungsten	Niagara Refining LLC	United States Of America	CID002589	Low Risk
Gold	Nihon Material Co., Ltd.	Japan	CID001259	Medium Risk
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	China	CID001277	Medium Risk
Gold	NOBLE METAL SERVICES	United States Of America	CID003690	Low Risk
Tin	Novosibirsk Tin Combine	Russian Federation	CID001305	High Risk
Tantalum	NPM Silmet AS	Estonia	CID001200	Low Risk
Tungsten	NPP Tyazhmetprom LLC	Russian Federation	CID003416	High Risk

Tin	O.M. Manufacturing (Thailand) Co., Ltd.	Thailand	CID001314	Low Risk
Tin	O.M. Manufacturing Philippines, Inc.	Philippines	CID002517	Medium Risk
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	Austria	CID002779	Medium Risk
Gold	Ohura Precious Metal Industry Co., Ltd.	Japan	CID001325	Low Risk
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	Russian Federation	CID001326	High Risk
Tungsten	OOO “Technolom” 1	Russian Federation	CID003614	High Risk
Tungsten	OOO “Technolom” 2	Russian Federation	CID003612	High Risk
Tin	Operaciones Metalurgicas S.A.	Bolivia (Plurinational State Of)	CID001337	Low Risk
Tin	P Kay Metal, Inc	United States Of America	CID005189	Low Risk
Gold	Pease & Curren	United States Of America	CID002872	Medium Risk
Gold	Penglai Penggang Gold Industry Co., Ltd.	China	CID001362	Medium Risk
Tungsten	Philippine Bonway Manufacturing Industrial Corporation	Philippines	CID004797	Low Risk
Tungsten	Philippine Carreytech Metal Corp.	Philippines	CID004438	Medium Risk
Gold	Planta Recuperadora de Metales SpA	Chile	CID002919	Low Risk
Tantalum	PowerX Ltd.	Rwanda	CID004054	Low Risk
Tin	Precious Minerals and Smelting Limited	India	CID003409	Medium Risk
Gold	Prioksky Plant of Non-Ferrous Metals	Russian Federation	CID001386	High Risk
Gold	PT Aneka Tambang (Persero) Tbk	Indonesia	CID001397	Low Risk
Tin	PT Aries Kencana Sejahtera	Indonesia	CID000309	Medium Risk
Tin	PT Artha Cipta Langgeng	Indonesia	CID001399	Medium Risk
Tin	PT ATD Makmur Mandiri Jaya	Indonesia	CID002503	Medium Risk
Tin	PT Bangka Prima Tin	Indonesia	CID002776	Medium Risk
Tin	PT Cipta Persada Mulia	Indonesia	CID002696	Low Risk
Tin	PT Masbro Alam Stania	Indonesia	CID003380	Medium Risk
Tin	PT Mitra Stania Prima	Indonesia	CID001453	Medium Risk
Tin	PT Mitra Sukses Globalindo	Indonesia	CID003449	Low Risk
Tin	PT Premium Tin Indonesia	Indonesia	CID000313	Medium Risk
Tin	PT Prima Timah Utama	Indonesia	CID001458	Medium Risk
Tin	PT Putera Sarana Shakti (PT PSS)	Indonesia	CID003868	Low Risk
Tin	PT Rajehan Ariq	Indonesia	CID002593	Medium Risk
Tin	PT Timah Tbk Kundur	Indonesia	CID001477	Medium Risk
Tin	PT Timah Tbk Mentok	Indonesia	CID001482	Medium Risk
Gold	PX Precinox S.A.	Switzerland	CID001498	Low Risk
Gold	QG Refining, LLC	United States Of America	CID003324	Medium Risk
Gold	Rand Refinery (Pty) Ltd.	South Africa	CID001512	Medium Risk
Gold	REMONDIS PMR B.V.	Netherlands	CID002582	Low Risk

Tin	Resind Industria e Comercio Ltda.	Brazil	CID002706	Low Risk
Tantalum	Resind Industria e Comercio Ltda.	Brazil	CID002707	Low Risk
Tin	RIKAYAA GREENTECH PRIVATE LIMITED	India	CID004692	Medium Risk
Gold	Royal Canadian Mint	Canada	CID001534	Low Risk
Tin	Rui Da Hung	Taiwan, Province Of China	CID001539	Medium Risk
Tungsten	S.P.T. spol.s r.o.	Czechia	CID005068	Low Risk
Gold	SAAMP	France	CID002761	Medium Risk
Gold	Sabin Metal Corp.	United States Of America	CID001546	Medium Risk
Gold	Safimet S.p.A	Italy	CID002973	Medium Risk
Gold	SAFINA A.S.	Czechia	CID002290	Low Risk
Gold	Sam Precious Metals	United Arab Emirates	CID003666	Medium Risk
Gold	Samduck Precious Metals	Korea, Republic Of	CID001555	High Risk
Gold	Samwon Metals Corp.	Korea, Republic Of	CID001562	Medium Risk
Gold	SEMPSA Joyeria Plateria S.A.	Spain	CID001585	Low Risk
Gold	Shandong Gold Smelting Co., Ltd.	China	CID001916	Medium Risk
Gold	Shandong Humon Smelting Co., Ltd.	China	CID002525	Medium Risk
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	China	CID001619	Medium Risk
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	China	CID001622	Medium Risk
Gold	Shenzhen CuiLu Gold Co., Ltd.	China	CID002750	Medium Risk
Gold	SHENZHEN JINJUNWEI RESOURCE COMPREHENSIVE DEVELOPMENT CO., LTD.	China	CID004435	Medium Risk
Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.	China	CID002527	Medium Risk
Tungsten	Shinwon Tungsten (Fujian Shanghang) Co., Ltd.	China	CID004430	Low Risk
Gold	Shirpur Gold Refinery Ltd.	India	CID002588	Medium Risk
Gold	Sichuan Tianze Precious Metals Co., Ltd.	China	CID001736	Low Risk
Gold	Singway Technology Co., Ltd.	Taiwan, Province Of China	CID002516	Medium Risk
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	Russian Federation	CID001756	High Risk
Gold	Solar Applied Materials Technology Corp.	Taiwan, Province Of China	CID001761	Low Risk
Gold	SOLEIL METALS (Chala One Plant)	Peru	CID004704	Low Risk
Gold	SOLEIL METALS (YAKARI Plant)	Peru	CID004705	Low Risk
Tantalum	Solikamsk Magnesium Works OAO	Russian Federation	CID001769	High Risk
Gold	Sovereign Metals	India	CID003383	High Risk
Gold	State Research Institute Center for Physical Sciences and Technology	Lithuania	CID003153	Medium Risk
Gold	Sumitomo Metal Mining Co., Ltd.	Japan	CID001798	Low Risk
Gold	SungEel HiMetal Co., Ltd.	Korea, Republic Of	CID002918	Low Risk
Gold	Super Dragon Technology Co., Ltd.	Taiwan, Province Of China	CID001810	Medium Risk
Tin	Super Ligas	Brazil	CID002756	Low Risk
Gold	T.C.A S.p.A	Italy	CID002580	Low Risk

Tin	Takehara PVD Materials Plant / PVD Materials Division of MITSUI MINING & SMELTING CO., LTD.	Japan	CID004403	Low Risk
Tantalum	Taki Chemical Co., Ltd.	Japan	CID001869	Low Risk
Gold	Tanaka Kikinzoku Kogyo K.K.	Japan	CID001875	Low Risk
Tantalum	TANIOBIS Co., Ltd.	Thailand	CID002544	Medium Risk
Tantalum	TANIOBIS GmbH	Germany	CID002545	Low Risk
Tantalum	TANIOBIS Japan Co., Ltd.	Japan	CID002549	Medium Risk
Tungsten	TANIOBIS Smelting GmbH & Co. KG	Germany	CID002542	Low Risk
Tantalum	TANIOBIS Smelting GmbH & Co. KG	Germany	CID002550	Low Risk
Tantalum	Telex Metals	United States Of America	CID001891	Low Risk
Tin	Thaisarco	Thailand	CID001898	Medium Risk
Tin	Tin Smelting Branch of Yunnan Tin Co., Ltd.	China	CID002180	Low Risk
Tin	Tin Technology & Refining	United States Of America	CID003325	Low Risk
Gold	TITAN COMPANY LIMITED, JEWELLERY DIVISION	India	CID004491	Medium Risk
Gold	Tokuriki Honten Co., Ltd.	Japan	CID001938	Low Risk
Gold	Tongling Nonferrous Metals Group Co., Ltd.	China	CID001947	Medium Risk
Gold	TOO Tau-Ken-Altyn	Kazakhstan	CID002615	Low Risk
Gold	Torecom	Korea, Republic Of	CID001955	Medium Risk
Tungsten	Tungamoy Metals Inc.	Korea, Republic Of	CID005248	Low Risk
Tungsten	Tungsten Vietnam Joint Stock Company	Viet Nam	CID003993	Low Risk
Tantalum	Ulba Metallurgical Plant JSC	Kazakhstan	CID001969	Low Risk
Gold	Umicore Precious Metals Thailand	Thailand	CID002314	Medium Risk
Gold	Umicore S.A. Business Unit Precious Metals Refining	Belgium	CID001980	Low Risk
Tungsten	Unecha Refractory metals plant	Russian Federation	CID002724	High Risk
Gold	United Precious Metal Refining, Inc.	United States Of America	CID001993	Low Risk
Tungsten	Uzbek Refractory and Heat-Resistant Metals	Uzbekistan	CID002660	Medium Risk
Gold	Valcambi S.A.	Switzerland	CID002003	Low Risk
Tin	VQB Mineral and Trading Group JSC	Viet Nam	CID002015	High Risk
Gold	WEEEREFINING	France	CID003615	Medium Risk
Gold	Western Australian Mint (T/a The Perth Mint)	Australia	CID002030	Low Risk
Tin	White Solder Metalurgia e Mineracao Ltda.	Brazil	CID002036	Low Risk
Gold	WIELAND Edelmetalle GmbH	Germany	CID002778	Low Risk
Tungsten	Wolfram Bergbau und Hutten AG	Austria	CID002044	Low Risk
Tin	Woodcross Smelting Company Limited	Uganda	CID004724	Low Risk
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	China	CID002320	Medium Risk
Tungsten	Xiamen Tungsten Co., Ltd.	China	CID002082	Medium Risk
Tantalum	XIMEI RESOURCES (GUANGDONG) LIMITED	China	CID000616	Medium Risk
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	China	CID002508	Low Risk
Gold	Yamakin Co., Ltd.	Japan	CID002100	Low Risk

Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	China	CID001522	Low Risk
Gold	Yokohama Metal Co., Ltd.	Japan	CID002129	Medium Risk
Tungsten	YUDU ANSHENG TUNGSTEN CO., LTD.	China	CID003662	Medium Risk
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	China	CID002158	High Risk
Gold	Yunnan Copper Industry Co., Ltd.	China	CID000197	High Risk
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	China	CID003397	Medium Risk
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	China	CID002224	Low Risk

Appendix B: Countries of Origin

Country of Origin	Number of times SORs mentioned the country
China	232
Brazil	210
Australia	193
Japan	185
Canada	178
United States	161
Indonesia	159
Peru	157
Germany	154
Malaysia	151
Chile	150
India	144
Austria	132
Korea	130
Argentina	126
Mongolia	123
Thailand	115
Colombia	113
Portugal	113
Spain	113
Niger	108
Russian Federation	107
Nigeria	107
Belgium	107
Guyana	102
United Kingdom	102
Kazakhstan	99
Hungary	99
Ecuador	99
Myanmar	94
Cambodia	94
Luxembourg	93
Ireland	91
Switzerland	87
France	85
Ethiopia	82
Singapore	81
Namibia	80
Mexico	73
Israel	66
Estonia	63
Taiwan	55
Democratic Republic of Congo	53

Sierra Leone	51
Viet Nam	51
Egypt	50
Madagascar	48
Netherlands	48
Rwanda	46
Hong Kong	46
Mozambique	45
Slovakia	39
Panama	38
South Africa	35
Burundi	34
Congo	33
Bolivia (Plurinational State of)	32
Suriname	32
Philippines	27
Andorra	25
Tanzania	23
Zimbabwe	20
Guinea	19
Zambia	18
Djibouti	18
Angola	17
Sudan	17
Turkey	17
Uzbekistan	17
South Sudan	15
Italy	15
Ghana	15
Sweden	13
Eritrea	12
Saudi Arabia	11
Papua New Guinea	11
Belarus	10
United Arab Emirates	10
Mali	8
Poland	8
El Salvador	7
Burkina Faso	7
Guatemala	6
New Zealand	6
Honduras	5
Nicaragua	5
Liechtenstein	5
Armenia	5
Uganda	5
Finland	5
Azerbaijan	5

Jersey	5
Morocco	5
Dominica	4
Kyrgyzstan	4
Benin	4
Liberia	3
Tajikistan	3
Senegal	3
Mauritania	3
Central African Republic	3
Bulgaria	3
Georgia	3
Dominican Republic	3
Fiji	2
Kenya	2
Uruguay	2
Cyprus	2
Oman	2
Botswana	2
Serbia	2
Lithuania	2
Albania	1
Norway	1
Bermuda	1
Solomon Islands	1